UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2013

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 4, 2013, LMI Aerospace, Inc. (the “Company”) announced the completion of its acquisition (the “Acquisition”) of all of the outstanding equity interests of Valent Aerostructures, LLC (“Valent”). In connection with the Acquisition, the Company entered into a credit agreement among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent (the “Credit Agreement”). On, January 11, 2013, the Company furnished a Current Report on Form 8-K in order to make publicly available certain financial data of the combined Company and Valent entities which may be used by the Lead Arrangers under the Credit Agreement in their marketing materials for purposes of soliciting potential lenders in the facilities under the Credit Agreement.

Further in connection with the syndication of the Credit Agreement, the Company anticipates providing presentation slides to potential lenders under the Credit Agreement. The Company intends to communicate to potential lenders certain information concerning the combined Company and Valent entities that has not been made publicly available. This information is set forth in portions of the presentation slides, which are attached hereto as Exhibit 99.1 and are incorporated by reference herein. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished herewith to comply with Regulation FD and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Exhibit 99.1 includes references to “Adjusted EBITDA”, defined therein as earnings, before interest, taxes, depreciation and amortization, adjusted to (a) exclude stock based compensation, Acquisition expenses, management fees and moving expenses, and (b) include pro forma EBITDA resulting from the acquisition of TASS, Inc. and Ozark Mountain Technologies, LLC, for such periods for the Company and Valent. Our estimated Adjusted EBITDA and estimated synergies contained in Exhibit 99.1 are forward-looking statements based on currently available preliminary information, estimates and assumptions and reflect the best judgment of our management, but involve a number of risks and uncertainties that could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements. Such estimates have not been subject to our normal year-end closing and review procedures and adjustments. Such results should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and audited by our auditors. In addition, the preceding estimates do not include the impact of purchase accounting adjustments with the exception of the related acquisition expenses and write-off of deferred financing fees that are expected to be incurred. Consequently, there can be no assurances that any item of estimated Adjusted EBITDA (or any item thereof) or the amount of estimated synergies contained in Exhibit 99.1 will reflect the actual results, and any variation between our actual results and the estimates set forth therein may be material.

We believe that Adjusted EBITDA provides useful information about our financial performance to interested parties, such as our lenders, since these groups have historically used EBITDA-related measures in our industry, along with other measures, to, among other uses, evaluate a company’s leverage capacity and its ability to meet its debt service requirements. We further believe this measure provides additional transparency to investors that augments but does not replace the GAAP reporting of net income and provides a good comparative measure. Since Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other issuers. In addition to the cautionary language set forth above regarding the forward-looking nature of our estimated Adjusted EBITDA, you are cautioned that this non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should be considered only in conjunction with, and not as a substitute for, or superior to, net income as determined in accordance with GAAP as an indicator of performance. A reconciliation of this non-GAAP measure to its closest U.S. GAAP measure is included in Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2013

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lender presentation slides, dated January 16, 2013